Exhibit 5.1

Registered Office: LEVEL 30 20 FENCHURCH STREET LONDON EC3M 3BY ENGLAND +44 (0)20.7726.3636 FAX +44 (0)20.7726.3637 BakerBotts.com
A limited liability partnership registered in England and Wales under number OC333302. Authorised and regulated by the Solicitors Regulation Authority.

28 February 2022

BP p.l.c.

1 St James’s Square

London SW1Y 4PD

United Kingdom

Dear Sies,

Issue of ordinary shares in connection with the acquisition of BP Midstream Partners LP

1.	INTRODUCTION

1.1

We are acting as English legal advisers to BP p.l.c. (the “Company”), a public company limited by shares incorporated under the laws of England and Wales, with its registered office at 1 St James’s Square, London, SW1Y 4PD, United Kingdom, in connection with a business combination and merger of BP Midstream RTMS LLC (the “Merger Sub”) (an indirect, wholly owned subsidiary of the Company) with and into BP Midstream Partners LP (the “Partnership”) (the “Proposed Acquisition”) pursuant to the terms of the agreement and plan of merger dated 19 December 2021 entered into between, among others, the Company, the Merger Sub and the Partnership (the “Merger Agreement”), and in connection with the registration statement on Form F-4 (as amended up to the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

1.2

The Registration Statement is being filed in relation to the proposed issue by the Company of up to 165,164,448 ordinary shares of the Company, with a nominal value of US$0.25 each, (the “New Shares”) in connection with the Proposed Acquisition (the “Share Issue”).

1.3

The Schedules form part of the operative provisions of this opinion and references to this opinion shall, unless the context otherwise requires, include references to the Schedules. Unless otherwise stated, a reference to a “paragraph” or “Schedule” is to a paragraph of, or a schedule to, this opinion.

1.4	Terms defined in the Schedules have the same meaning where otherwise used in this opinion.

A list of the members is available for inspection at the registered office. The word “partner” is used to refer to a member of Baker Botts (UK) LLP.

In association with BAKER BOTTS L.L.P.    AUSTIN    BRUSSELS    DALLAS    DUBAI    HOUSTON

MOSCOW    NEW YORK    PALO ALTO    RIYADH    SAN FRANCISCO    WASHINGTON

2.	DOCUMENTS REVIEWED

2.1

In connection with the Share Issue, we have examined the documents listed in Schedule 3 (the “Documents”). Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by, or affecting, the Company or any other corporate records of the Company and have not made any other inquiry concerning it.

2.2

Baker Botts (UK) LLP is a limited liability partnership incorporated in England and Wales under number OC333302 and is authorised and regulated by the Solicitors Regulation Authority, with SRA ID number 472037. For regulatory information please refer to https://www.bakerbotts.com/footer/regulatory-information. A list of the members of Baker Botts (UK) LLP and their professional qualifications is available for inspection at its registered office at Level 30, 20 Fenchurch Street, London EC3M 3BY, United Kingdom. The term “partner”, when used in relation to Baker Botts (UK) LLP, means a member or a person with equivalent status to a member.

3.	NATURE OF OPINION AND OBSERVATIONS

3.1

This opinion is confined to matters of English law as at the date of this opinion. We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. A reference in this opinion to a statutory provision is to it as amended.

3.2

By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.

3.3	We should also like to make the following observations:

(a)

Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any document referred to in this opinion or in any related documents are accurate, complete or reasonable.

(b)	Engagement Letter: we have carried out our legal work relating to the Share Issue (including the provision of this opinion) on the basis of our engagement letter entered into with you.

(c)	Tax: we express no opinion in respect of the tax treatment of, or of the transactions contemplated by, the Share Issue.

4.	OPINION

On the basis stated in paragraph 3, and subject to the assumptions in Schedule 1, the qualifications in Schedule 2 and any matter not disclosed to us, we are of the opinion that the issue of the New Shares by the Company in connection with the Proposed Acquisition has been duly and validly authorised and, when issued pursuant to the terms of the Merger Agreement, the New Shares will be duly and validly issued and fully paid and no further amounts will be payable to the Company in respect thereof.

5.	BENEFIT OF OPINION

This opinion is addressed to you solely for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose, except that we consent to the filing of this opinion as an exhibit to the Registration Statement. Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

6.	CONSENT

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Baker Botts (UK) LLP under the heading “Legal Matters” in the Registration Statement and in the related consent statement/prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

7.	GOVERNING LAW

This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law and are subject to the exclusive jurisdiction of the courts of England.

Yours faithfully,

/s/ Baker Botts (UK) LLP

BAKER BOTTS (UK) LLP

SCHEDULE 1

ASSUMPTIONS

In considering the Documents and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

1.	Authenticity:

(a)	the genuineness of all signatures;

(b)

that a signatory has personally signed each Document either: (i) by hand (a wet ink signatory); or (ii) by adding an image or their signature to an electronic version of the Document; or (iii) by adding their signature to an electronic version of the Document on a web-based electronic signing platform (e-platform) contemplated by the parties and their legal advisors; or (iv) by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Document on a touchscreen device such as an iPad (each signature referred to in (ii) to (iv) an e-signature, and each signatory referred to in (ii) to (iv) an e-signatory), and

(c)	the genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies).

2.	Copies: the conformity to originals of all Documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions.

3.

Virtual signings: that the parties to the Documents have complied with the procedures for counterpart signature and delivery of the Documents and that such parties have validly authorised the attachment of their respective signature pages to the final text of the Documents.

4.

Confirmation by legal adviser: in any case where the legal adviser of a party to the Documents has attached and released the signature page of such party’s counterpart of a Document, that such legal adviser had all necessary authority from such party to do so.

5.	Drafts: that, where a Document has been examined by us in draft, in agreed form or in specimen form, it will be or has been executed in the form of that draft, agreed form or specimen form.

6.	Corporate authority: in relation to the Company that:

(a)	the Constitutional Documents are in force at the date hereof and will continue to be in force in the form referred to in Schedule 3 at the time of the Share Issue;

(b)

the general meeting of the Company held on 12 May 2021 was duly convened, a quorum of shareholders was present and the resolution in the form referred to in paragraph 5 of Schedule 3 authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006 to exercise all powers of the Company to allot ordinary shares up to an aggregate nominal value of US$1,695,601,677 (the “Allotment Authority”) was duly passed at such meeting and has not (including at the time of the Share Issue) been amended, revoked or rescinded and will be in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection with such meeting were filed with the Registrar of Companies within the relevant statutory time limits;

(c)	the allotment and issue of the New Shares will not exceed the authority granted to the directors under the Allotment Authority;

(d)

the meeting of the board of directors of the Company and the meeting of the results committee of the board of directors of the Company held on 14 July 2021 and 2 August 2021, respectively, referred to in paragraphs 6 and 7 of Schedule 3 were properly constituted and convened, that all relevant policies and procedures of the Company in connection therewith were complied with, that a quorum of properly appointed directors of the Company or members of such committee (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) were present throughout and that the resolutions passed in relation to the Share Issue were properly passed at such meetings, that all provisions contained in the Companies Act 2006 and the Articles relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that at the time of the Share Issue such resolutions have not been amended, revoked or rescinded and will be in full force and effect; and

(e)

the written resolutions of an authorised officer of the results committee of the board of directors of the Company passed on 19 December 2021 referred to in paragraph 8 of Schedule 3, inter alia, to resolve to allot and issue the New Shares and authorise the taking of all other actions necessary in relation to the Share Issue were properly passed, that all relevant policies and procedures of the Company in connection therewith were complied with, and that all provisions contained in the Companies

Act 2006 and the Articles were duly observed, and that at the time of the Share Issue such resolutions have not been amended, revoked or rescinded and will be in full force and effect.

7.

Units of the Partnership: other than the common units representing limited partner interests of the Partnership to be cancelled under the terms of the Merger Agreement, on completion of the Proposed Acquisition all other such units will be held by the Company or one of its subsidiaries.

8.

Directors’ Duties: that the directors of the Company, in authorising execution of the Documents and the allotment and issue of the New Shares, have exercised their powers in accordance with their duties under all applicable laws and the Articles.

9.

Other Parties – Corporate Capacity/Approval: that each of the parties to the Documents (other than the Company) has the necessary capacity and corporate power to execute, deliver and perform the Documents, and that the Documents have each been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Company, the laws of England).

10.

Validity under Other Laws: that the Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws (other than, in the case of the Company, the laws of England) and that insofar as the laws or regulations of any jurisdiction other than England and Wales may be relevant to: (i) the obligations or rights of any of the parties under the Documents; or (ii) any of the transactions contemplated by the Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions.

11.	No Escrow: that the Documents have been delivered by the parties and are not subject to any escrow or other similar arrangement.

12.

No Amendments: that the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of their provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provision of any other document or agreement (other than any other of the documents listed in Schedule 3) or any course of dealings between the parties thereto.

13.

Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of any Document or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion.

14.	Arm’s Length Terms: that the Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto.

15.

Company Search: that the information revealed by our search (carried out by us or on our behalf) at 11.34 a.m. (UK time) on 25 February 2022 of the public documents of the Company maintained online at Companies House (the “Company Search”):

(a)	was accurate in all respects and has not since the time of such searches been altered; and

(b)	was complete and included all relevant information which had been properly submitted to the Registrar of Companies.

16.

Winding-up Enquiry: that the information revealed by our telephone search (carried out by us or on our behalf) at 10.54 a.m. (UK time) on 25 February 2022 of the Central Registry of Winding-up Petitions (the “Winding-up Enquiry”) was accurate in all respects and has not since the time of such enquiry been altered.

17.

Bad Faith, Fraud, Duress: the absence of bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves).

18.

Filings: that all statutory notifications under the Companies Act 2006 in relation to the New Shares, when issued, have been duly or will be made and valid entries will be made in the books and registers of the Company reflecting the Share Issue.

SCHEDULE 2

QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.	Company Search: the Company Search is not capable of revealing conclusively whether or not:

(a)	a winding-up order has been made or a resolution passed for the winding up of a company;

(b)	an administration order has been made;

(c)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(d)	a court order has been made under the Cross Border Insolvency Regulations 2006;

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

2.

Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London; and (iv) a notice of a moratorium under Part A1 of the Insolvency Act 1986. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

(a)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(b)

in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment and a notice of moratorium, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(c)

a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

(d)

details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 and details of a notice of moratorium under Part A1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)	with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994.

3.

Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time.

SCHEDULE 3

DOCUMENTS REVIEWED

1.	A copy of the Registration Statement.

2.	A copy of the Merger Agreement.

3.

Copies of the Company’s Certificate of Incorporation dated 14 April 1909 and the Certificates of Incorporation on Change of Name dated 31 December 1998 and 1 May 2001 (the “Certificates of Incorporation”).

4.

Copies of the Memorandum and Articles of Association of the Company adopted by special resolution passed on 21 May 2018 (the “Articles” and together with the Certificates of Incorporation, the “Constitutional Documents”).

5.	A copy of the resolutions passed by general meeting of the Company at an annual general meeting of the Company held on 12 May 2021 and the related notice of annual general meeting dated 26 March 2021.

6.	A copy of an extract of the minutes of the board of directors of the Company held on 14 July 2021, certified to be a true extract thereof.

7.	A copy of an extract of the minutes of the results committee of the board of directors of the Company held on 2 August 2021, certified to be a true extract thereof.

8.	A copy of the written resolutions of an authorised officer of the results committee of the board of directors of the Company dated 19 December 2021.

A list of the members is available for inspection at the registered office. The word “partner” is used to refer to a member of Baker Botts (UK) LLP.

In association with BAKER BOTTS L.L.P.    AUSTIN    BRUSSELS    DALLAS    DUBAI    HOUSTON

MOSCOW    NEW YORK    PALO ALTO    RIYADH    SAN FRANCISCO    WASHINGTON